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                                                                    EXHIBIT 3.02

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TRANSMETA CORPORATION

                       BEFORE RECEIPT OF PAYMENT FOR STOCK


        Transmeta Corporation, a Delaware corporation, does hereby certify that:

        1. The corporation has not received any payment for any of its stock.

        2. The amendment set forth below to the corporation's Certificate of Incorporation was duly adopted by its sole incorporator in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

        3. Article IV of the Certificate of Incorporation, relating to the class of stock that the corporation has authority to issue is amended to read in its entirety as follows:

        The total number of shares of stock that the corporation has authority to issue is One Thousand (1,000) shares, all of which shall be Common Stock, $0.00001 par value per share.


        IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its sole incorporator this 27th day of July, 2000 and the foregoing facts stated herein are true and correct.

                                            TRANSMETA CORPORATION

                                            By: /s/ Loytavian T. Harrell
                                               ---------------------------------
                                               LOYTAVIAN T. HARRELL, SOLE
                                               INCORPORATOR